UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2012

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment to Form 8-K on Form 8-K/A (the “Amendment”) amends and restates in its entirety the Current Report on Form 8-K of BioSpecifics Technologies Corp. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2012 (the “Original Filing”). This Amendment is being filed to (i) amend and restate Item 1.01 of the Original Filing in its entirety to supplement and correct the description of the material definitive agreement set forth in the Original Filing and (ii) to file the revised redacted version of Exhibit 10.1 to the Original Filing in response to comments received from the Staff of the Commission on the confidential treatment request by the Company with respect to such agreement. Confidential treatment has been requested for certain portions of such agreement. Omitted portions of such agreement have been filed separately with the Commission.

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp. and its subsidiary, Advance Biofactures Corporation.

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 31, 2012, the Company entered into an amendment to its existing agreement with Dr. Martin K. Geldbard, dated August 27, 2008, related to the Company’s future royalty obligations for Peyronie’s disease. The amendment enables the Company to buy down a portion of its future royalty obligations in exchange for an initial cash payment payable within ten days of signing and five additional cash payments payable upon the occurrence of a milestone event.

A copy of the form of amendment is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment dated March 31, 2012*

* Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/ Thomas L. Wegman
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment made as of March 31, 2012